OFFICERS AND DIRECTORS
                                    OF
                              HUMANA INC.

*David A. Jones
Chairman of the Board           The Humana Building
and Chief Executive Officer     500 West Main Street
                                P.O. Box 1438
                                Louisville, KY 40201-1438

*Wayne T. Smith
President and Chief             "
Operating Officer

 W. Roger Drury
 Chief Financial Officer        "

 W. Larry Cash
 Senior Vice President-
 Finance and Operations         "

 Karen A. Coughlin
 Senior Vice President
  -Region II                    "

 Philip B. Garmon
 Senior Vice President
  -Region I                     "

 Arthur P. Hipwell
 Senior Vice President,
 General Counsel                "
 and Assistant Secretary

 Ronald S. Lankford, M.D.
 Senior Vice President
  -Medical Affairs              "

 Jose G. Abreu
 Vice President
  -Medicare Sales               "

 George G. Bauernfeind
 Vice President-Taxes           "

 Douglas R. Carlisle
 Vice President-Region I        "

 James W. Doucette              The Humana Building
 Vice President                 500 West Main Street
  -Investments and Treasurer    P.O. Box 1438
                                Louisville, KY 40201-1438

 Robert A. Horrar
 Vice President
  -Human Resources              "

 Gail H. Knopf
 Vice President
  -Information Systems          "

 Jerry L. McClellan
 Vice President
  -Financial Services           "

 Mary M. McKinney
 Vice President
  -Internal Audit               "

 Sheri E. Mitchell
 Vice President
  -Quality & Service
   Excellence                   "

 James E. Murray
 Vice President
  and Controller                "

 Walter E. Neely
 Vice President,
  Associate General
  General Counsel and
  Assistant Secretary           "

 Bruce D. Perkins
 Vice President-
 Operations Region II           "

 Thomas D. Stroud               The Humana Building
 Vice President-Sales           500 West Main Street
  and Marketing                 P.O. Box 1438
                                Louisville, KY 40201-1438

 David W. Wille
 Vice President
  and Chief Actuary             "


 Joan O. Kroger                 The Humana Building
 Secretary                      500 West Main Street
                                P.O. Box 1438
                                Louisville, KY  40201-1438

 Darlene A. Curlee
 Assistant Secretary            "

 Kathleen Pellegrino
 Assistant Secretary            "


*K. Frank Austen, M.D.          Brigham and Women's Hospital
                                Harvard Medical School
                                The Seeley G. Mudd Building
                                Room 604, 250 Longwood Ave.
                                Boston, MA  02115

*Michael E. Gellert             Windcrest Partners
                                122 E. 42nd Street-49th Fl.
                                New York, NY  10168-0130

*John R. Hall                   Ashland Oil, Inc.
                                P.O. Box 391
                                Ashland, KY 41114

*David A. Jones, Jr.            Chrysalis Ventures, Inc.
                                400 W. Market Street, Suite 1610
                                Louisville, KY  40202

*Irwin Lerner                   IML Associates Inc.
                                17 East Breenbrook Road
                                North Caldwell, NJ  07006

*W. Ann Reynolds, Ph.D.         The Chancellor
                                The City University of New York
                                535 E. 80th Street
                                New York, NY  10021